UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 18, 2005

Baldwin Technology Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

1-9334	13-3258160

(Commission File Number)	(IRS Employer Identification No.)

2 Trap Falls Road, Suite 402, Shelton, CT	06484

(Address of Principal Executive Offices)	(Zip Code)

203-402-1000 (Registrant’s Telephone Number, Including Area Code)

12 Commerce Drive, Shelton, CT 06484 (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     On May 18, 2005, Baldwin Germany GmbH of Augsburg, Germany, a subsidiary of Baldwin Technology Company, Inc. filed suit in the Regional Court in Dusseldorf, Germany against technotrans, A.G. of Sassenberg, Germany, claiming damages of 32,672,592 Euro (approximately $41,000,000) as a result of patent infringement. Using data provided by technotrans, the amount of damages claimed has been calculated based on a Supreme Court ruling regarding the recovery of profits made with infringing devices.

     Details of this announcement are contained in the press release of the Company dated May 18, 2005, and furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Baldwin Technology Company, Inc. press release dated May 18, 2005 (furnished herewith).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BALDWIN TECHNOLOGY COMPANY, INC. (Registrant)

By:	/s/ Vijay C. Tharani Vijay C. Tharani Chief Financial Officer

Dated: May 19, 2005